Exhibit 5.1

10 August 2026	Our Ref: SF/ap/M6993-172608

MoonLake Immunotherapeutics Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands

Dear Addressee

MOONLAKE IMMUNOTHERAPEUTICS

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the issuance by MoonLake Immunotherapeutics (the “Company”), of up to an aggregate of 5,000,000 class A ordinary shares with a par value of US$0.0001 per share in the capital of the Company issuable pursuant to the MoonLake Immunotherapeutics Amended and Restated 2022 Equity Incentive Plan (the “Plan”, and such shares the “Shares”) pursuant to the Registration Statement on Form S-8 (including all supplements and amendments thereto, the “Registration Statement”) to be filed with the United States Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies of the Cayman Islands (the “Registrar”).

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

WALKERS

2.	The Shares have been duly authorised by all necessary corporate action of the Company and, upon the issue of the Shares (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Shares have been issued credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and the Plan in the manner contemplated by the Registration Statement, the Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

This opinion is given based upon the following assumptions:

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the documents reviewed are genuine and are those of a person or persons given power to execute the documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Memorandum and Articles of Association reviewed by us will be the memorandum and articles of association of the Company in effect upon the issuance of the Shares.

3.	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

4.	The Company will receive consideration in money or money’s worth for each Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Share.

5.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by issuance and allotment of the Shares and, insofar as any obligation expressed to be incurred under any of the documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

6.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

7.	On the date of issuance of the Shares, the Company has, or will have, sufficient authorised and unissued share capital.

8.	The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended. As applicable, the Resolutions were either (a) duly adopted at duly convened meetings of the Board of Directors and such meetings were held and conducted in accordance with the Memorandum and Articles of Association in force at the relevant time, or (b) duly executed by or on behalf of each director or committee member and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

WALKERS

9.	The Registration Statement and the Plan conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

10.	Each of the Registration Statement and the Plan (including each award agreement issued pursuant thereto) will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue of the Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

11.	All preconditions to the issue of the Shares under the terms of the Plan will be satisfied or duly waived prior to the issue of the Shares and there will be no breach of the terms of the Plan.

12.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

Our opinion as to the good standing of the Company is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under Section 200A of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) on the date of issue of the Certificate of Good Standing if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully

/s/ Walkers (Cayman) LLP

Walkers (Cayman) LLP

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 13 August 2020, the Certificate of Incorporation on Change of Name dated 31 March 2022, the Second Amended and Restated Memorandum and Articles of Association adopted by special resolution on 31 March 2022 and effective on 5 April 2022 (the “Memorandum and Articles of Association”), the Register of Directors, Register of Officers and Register of Mortgages and Charges, copies of which have been provided to us by its registered office in the Cayman Islands (together, the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 7 August 2026.

3.	A Certificate of Good Standing dated 7 August 2026 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	Copies of the executed written resolutions of the board of directors of the Company and the executed written consent of the compensation committee of the board of directors of the Company, each dated 17 April 2026 (the “Resolutions”).

5.	The Registration Statement.

6.	The Plan.

7.	Such other documents as we have deemed necessary to render the opinions set forth herein.

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